Exhibit 10.6


                                 EMPLOYMENT AGREEMENT
                                 --------------------



                      AGREEMENT, dated as of September 13, 1995, by and

            among ADVANCED NMR SYSTEMS, INC., a Delaware corporation

            ("ANMR"), ADVANCED MAMMOGRAPHY SYSTEMS, INC., a Delaware

            corporation ("AMS") (ANMR and AMS sometimes referred to

            collectively as the "Companies"), and ENRIQUE LEVY ("the

            Executive").

                      WHEREAS, AMS, an affiliate of ANMR, and ANMR are

            both engaged in research and development and applications in the field of magnetic resonance imaging; and

                      WHEREAS, each of the Companies desires to retain

            the services of the Executive as President and Chief

            Operating Officer of the Companies, and the Executive desires to render such services;

                      NOW, THEREFORE, in consideration of the foregoing

            and the mutual agreements contained herein, the Companies and the Executive agree as follows:

                      1.     Employment.  Each of the Companies hereby
                             ----------

            employs the Executive as its President and Chief Operating

            Officer, and the Executive hereby accepts such employment and agrees to perform services for the Companies, for the period and upon the other terms and conditions set forth in this

            Agreement.

                      2.     Term.  The term of the Executive's
                             ----

            employment (the "Term") shall be for a period of five years commencing on October 1, 1995 (the "Commencement Date") and terminating on September 30, 2000, and shall be automatically renewable for an additional five year period unless

            terminated by either the Executive or the Companies giving written notice of non-renewal to the other prior to March 31,

            2000.  Should the Executive be unable for any reason to

            commence his employment on the Commencement Date hereof, this

            Agreement shall be void and of no force or effect and the

            Executive shall promptly return to the Company all amounts he received as a signing bonus pursuant to Section 5.01 hereof.

                      3.     Representations of the Executive.  The
                             --------------------------------

            Executive represents to the Companies that (i) he is not

            bound by any restrictive covenant or other agreement (written or oral) which would prevent or restrict him in any manner whatsoever from performing his duties as the Chief Operating

            Officer or President of the Companies as provided in this

            Agreement, (ii) his entry into and the performance under this

            Agreement will not cause a breach under his present

            employment arrangement, and (iii) he does not possess

            confidential information arising out of his prior employment which would be utilized in connection with his employment by the Companies.

                      4.     Position and Duties.
                             -------------------

                      4.01   Service with the Companies.  The Executive
                             --------------------------

            agrees to perform his executive employment duties consistent with the positions specified in Section 1 hereof and he shall be the most senior operating officer of both Companies with exclusive senior authority and responsibility for all

            operating decisions including, without limitation, those

            involving hiring and firing of employees, research and

            development, sales and marketing, administration and

            financial reporting, subject to consultation with and

            reporting to the Chairman of the Board and the Chief

            Executive Officer and to the direction of the Board of

            Directors of the respective Companies and in accordance with the approved budget and business plan of the Companies.  It is understood that the Executive shall devote a portion of his time hereunder to AMS serving as President and Chief

            Operating Officer while AMS and ANMR are parties to a Shared

            Services Agreement.  The Executive shall allocate his time between ANMR and AMS, as directed by the Chairman of the

            Board and Chief Executive Officer of each of ANMR and AMS.

            The Executive is serving as a member of the Board of

            Directors of each of ANMR and AMS and the Executive shall

            hereafter be on the management slate for election to the

            Board of Directors of each of the Companies so long as this

            Agreement is in effect; provided, however, that in the event
                                    --------  -------

            the Executive's employment hereunder is terminated as to one of the Companies, the Executive shall immediately resign as a

            Director of the affected Company.  The Executive shall also serve on the Executive Committee of each of ANMR and AMS and,

            if requested, serve as a director of their subsidiaries as may be in existence from time to time.

                      4.02   Performance of Duties.  The Executive agrees
                             ---------------------

            to serve each of the Companies faithfully and to the best of his ability and to devote the time, attention and efforts

            necessary to advance the business and affairs of each of the

            Companies during the Term of this Agreement.  The Executive shall operate primarily out of the executive offices located in Fort Lee, N.J. (the "Executive Offices"), but it is

            understood that the Executive shall also spend considerable time as business operations require at the Companies' office in Wilmington, Massachusetts and he will undertake such

            travel as is necessary to perform his duties under this

            Agreement.  It is further understood that the Executive shall devote his full and exclusive business time to ANMR, AMS and any of their affiliates (excluding the business of Medical

            Diagnostics, Inc. and its subsidiaries with respect to

            operating decisions of such entities), subject to the

            discontinuation of services to AMS upon termination of the

            Shared Services Agreement, as provided for in Section 8.02 hereof.  During the Term hereof, as provided herein, the

            Executive shall not serve as a director, consultant or

            advisor to any other corporation or business entity not

            affiliated with the Companies without the prior written

            consent of the Companies' Executive Committees, which consent shall not be unreasonably withheld.

                      5.     Compensation.
                             ------------

                      5.01   Signing Bonus.  In consideration of the
                             -------------

            Executive agreeing to be President of the Companies in

            accordance with this Agreement, the Executive shall receive a

            $30,000 bonus upon his execution of this Agreement.

                      5.02   Base Salary.  As compensation for all
                             -----------

            services to be rendered by the Executive under this

            Agreement, ANMR and AMS shall pay to the Executive an initial base annual salary (the "Base Salary") of $225,000.  The Base

            Salary shall be paid in installments in accordance with

            ANMR's normal payroll procedures and policies.  The Base

            Salary for the second year of this Agreement shall

            automatically increase by an amount equal to at least ten

            percent (10%) of the initial Base Salary for the first year.

            Thereafter, the Base Salary shall be reviewed annually by the

            Compensation Committee of the Board of Directors of ANMR and

            AMS with any increases to be based upon the Executive's

            success in increasing net income of the ANMR (excluding the results of MDI) and AMS in excess of the annual budgeted net income of the respective companies.

                      5.03   Payment by AMS.  As between ANMR and AMS,
                             --------------

            AMS shall bear a portion  of the Base Salary as determined by the Chief Financial Officer of the Companies based upon the

            Executive's time which is devoted and allocated to AMS in

            accordance with Section 4.01 hereof and other factors deemed relevant by the Chief Financial Officer.  The payment by AMS may be either direct to the Executive or a reimbursement to

            ANMR of amounts previously paid by ANMR to the Executive.

                      5.04   Bonus.  In addition to the Base Salary, the
                             -----

            Executive shall be eligible for an annual bonus, payable by

            ANMR or AMS, as determined by the Compensation Committee of the Board of Directors of each of the Companies.  Such Bonus shall be based upon the Executive's overall performance,

            including a comparison of the actual annual financial results of each of the Companies (excluding the results of Medical

            Diagnostics, Inc. and its subsidiaries) as compared to the budgets for such year.

                      5.05   Stock Options.  Effective upon the
                             -------------

            Commencement Date, the Executive shall be granted stock

            options to purchase 250,000 shares of ANMR Common Stock under the ANMR 1993 Employee Stock Option Plan and 100,000 shares of AMS Common Stock under the AMS 1992 Employee Stock Option

            Plan, exercisable at the respective market prices on the date upon which the options are granted for a period of five years and vesting as to one-third of the options at the conclusion of each year commencing with the vesting of one-third the

            options one year after the Commencement Date, which vesting may be accelerated as provided for in Sections 7 and 8

            hereof.  The Executive may be granted such additional stock options in each of ANMR and AMS as determined by the

            respective Option Committees of the Boards of Directors of the Companies.

                      5.06   Participation in Benefit Plans.  During the
                             ------------------------------

            Term hereunder, to the extent that his position, title,

            tenure, salary, age, health and other qualifications make him eligible, the Executive shall be entitled to the following employment benefits:

                 (i) vacation of four (4) weeks each calendar year and

            sick leaves in accordance with ANMR's policies from time to time in effect for officers and executive employees of ANMR;

            and

                 (ii) participation, subject to requirements, in major

            medical and dental, term life (with beneficiary selected by the Executive), disability, or other insurance or

            hospitalization plans and any pension, profit sharing or

            other employee benefit plans, directors and officers

            liability insurance, presently in effect or hereafter

            instituted by ANMR and applicable to its officers and

            executive employees generally.

                      5.07  Reimbursement of Expenses.  In accordance
                            -------------------------

            with the Companies' policies established from time to time,

            ANMR or AMS, as applicable, shall pay or reimburse the

            Executive for all reasonable and necessary out-of-pocket

            expenses incurred by him in the performance of his duties to either of the respective Companies under this Agreement.

            Such expenses shall include, without limitation, $700 per

            month for automobile expenses, as well as cellular and home telephone charges for business use.  It is understood that the Executive shall make regular visits to the offices of the

            Companies in Massachusetts for which he shall be reimbursed for (i) travel expenses directly incurred in connection with such commuting to and from Wilmington and (ii) hotel

            accommodations in the Wilmington, Massachusetts area.

                      6.     Protective Covenants.
                             --------------------

                      6.01   Confidentiality.  Except as permitted or
                             ---------------

            directed by the Companies' Board of Directors, the Executive shall not during the Term of this Agreement nor at any time thereafter divulge, furnish or make accessible to anyone for use in any way (other than in the ordinary course of the

            business of the Companies) any confidential or secret

            knowledge or information of either of the Companies or any of their affiliates which the Executive has acquired or become acquainted with prior to the termination of the period of his employment by the Companies concerning any trade secrets,

            confidential or secret designs, processes, formulae, plans,

            devices or material (whether or not patented or patentable)

            and budgets, business plans and contractual arrangements

            directly or indirectly useful in any aspect of the business of either of the Companies, any confidential customer or

            supplier lists of either of the Companies, any confidential or secret development or research work of either of the

            Companies, or any other confidential or secret aspects of the business of either of the Companies.  The Executive

            acknowledges that the above-described knowledge or

            information constitutes a unique and valuable asset of each of the Companies acquired at great time and expense by each of the Companies, and that any disclosure or other use of

            such knowledge or information other than for the sole benefit of either of the Companies would be wrongful and would cause irreparable harm to each of the Companies.  Both during and after the Term of this Agreement, the Executive shall refrain from disclosing any confidential information that would

            reduce the value of the use of such knowledge or information to either of the Companies.  The foregoing obligations of

            confidentiality, however, shall not apply to any knowledge or information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by the Executive), (ii) was

            available to the Executive on a nonconfidential basis from a source other than the Companies, provided that source is not known by the Executive to be bound by any confidentiality

            agreement with the Companies or otherwise subject to another contractual, legal or fiduciary obligation of confidentiality to the Companies or any other party or (iii) has been

            independently acquired or developed by the Executive without violating any of his obligations under this Agreement.

                      6.02   Non-Competition.  The Executive recognizes
                             ---------------

            that the services to be performed by him for each of the

            Companies are special and unique.  The Executive further

            recognizes that the nature of each of the Companies' business is such that the Executive will have full knowledge of each of the Companies' business plans, practices and secrets.  The parties therefore confirm that, in order to protect each of the Companies' goodwill, it is necessary that the Executive agree, and the Executive hereby does agree that during the

            Term of his employment hereunder and for a period of one (1)

            year following the termination of such employment (except if this Agreement is not renewed at the end of any then Term,

            the foregoing period shall be six (6) months following the termination of employment), he shall not directly or

            indirectly engage anywhere in the United States in

            competition with either ANMR or AMS by being an employee,

            shareholder, sole proprietor, partner, member or consultant to an entity which is engaged in a business (the "Competitive

            Business") similar to that conducted by ANMR, AMS or any of their affiliates at any time during the six (6) month period preceding his termination of employment with either ANMR or

            AMS, as the case may be, provided that the termination of

            employment with either of the Companies shall not, by reason of this Section 6.02, restrict the Executive from continued

            employment with the other Company.

                      6.03   Application. The restrictions in
                             -----------

            Section 6.02 hereof shall not apply with respect to (i) a

            passive investment by the Executive of less than 2% of the outstanding shares of voting capital stock of any

            corporation, (ii) employment by the Executive with an entity in a management capacity in an area of business which does not, directly or indirectly, include a Competitive Business,

            (iii) a termination of this Agreement by both Companies other than for cause pursuant to 7.05 hereof or by the Executive for cause pursuant to Section 7.06 hereof or upon a change of control pursuant to Section 7.07 hereof.

                      6.04  Remedies.  The Executive agrees that any
                            --------

            breach or threatened breach by him of any provision of this

            Agreement shall entitle either or both of the Companies

            affected by the breach, in addition to any other legal

            remedies available to them, to apply to any court of

            competent jurisdiction to enjoin such breach or threatened breach.

                      7.     Termination.
                             -----------

                      7.01   Disability of the Executive.  The Executive
                             ---------------------------

            shall be considered disabled if, due to illness or injury,

            either physical or mental, he is unable to perform his

            customary duties and responsibilities as required by this

            Agreement for more than six (6) months in the aggregate out of any period of twelve (12) consecutive months.  The

            determination that the Executive is disabled shall be made by the Executive Committee or by the Board of Directors of ANMR

            based upon an examination and certification by a physician selected by ANMR subject to the Executive's approval, which approval shall not be unreasonably withheld.  The Executive agrees to submit timely to any required medical or other

            examination, provided that such examination shall be

            conducted at a location convenient to the Executive and that if the examining physician is other than the Executive's

            personal physician, the Executive shall have the right to

            have his personal physician present at such examination.

                      7.02   Effect of Disability.  If the Executive is
                             --------------------

            found to be disabled pursuant to Section 7.01 hereof, within

            30 days of such determination of disability, ANMR shall have the option to terminate this Agreement by written notice to the Executive stating the date of termination, which date may be at any time subsequent to the date of such determination.

            Upon termination of this Agreement due to disability as

            provided herein, (i) the Companies shall pay to the

            Executive, in proportion to the amounts they respectively

            owe, the accrued amount of the Base Salary (and any Bonus),

            prorated through the date of termination (other than expense reimbursements which shall be paid in full), if, as and when such amounts would be paid but for the termination of this

            Agreement (ii) the Executive's inclusion in the health plan shall continue at the expense of ANMR for a period of ninety

            (90) days, provided the Executive does not obtain any

            employment during that time which provides him with

            comparable health plan coverage and also subject to any

            changes in such plan as applicable to other executive

            officers, (iii) the Companies shall pay to the Executive an amount equal to (A) two (2) times his then Base Salary, less

            (B) the aggregate amount of all income disability benefits which he may be entitled to during the first twenty-four (24)

            months after termination by reason of ANMR's disability

            policies for which ANMR paid the premiums thereon, commencing on the first day of the month immediately following the month during which the foregoing termination of employment

            occurred, and payable in twenty-four (24) equal monthly

            installments, (iv) each of the Companies shall pay to the

            Executive an amount equal to the product of (A) any Bonus

            such Company had paid to the Executive for the immediately preceding year of this Agreement multiplied by (B) a fraction the numerator of which shall be the number of whole months during the current year hereof that the Executive was an

            employee of the respective Company and the denominator shall be 12, and (v) all stock options and other equity based

            awards granted by the Companies to the Executive shall become fully vested and immediately exercisable subject to their

            respective terms.

                      7.03   Death.  If the Executive shall die during
                             -----

            the term of this Agreement, this Agreement and the

            Executive's employment hereunder shall terminate immediately upon the Executive's death.  Upon such termination, (i) the

            Companies shall pay to the Executive's estate, in proportion to the amounts they respectively owe, accrued amount of the

            Base Salary (and any Bonus), benefits, reimbursements or

            other sums payable pursuant to this Agreement accrued to the date of death, (ii) the Companies shall pay to the Executive an amount equal to two (2) times the Base Salary in effect at his death, payable in twenty-four (24) equal monthly

            installments, commencing on the first day of the month

            immediately following the month in which the Executive died,

            (iii) each of the Companies shall pay to the Executive's

            estate an amount equal to the product of (A) any Bonus such

            Company had paid to the Executive for the immediately

            preceding year of this Agreement multiplied by (B) a fraction the numerator of which shall be the number of whole months during the current year hereof prior to the month in which the Executive died and the denominator shall be 12, and (iv)

            all stock options and other equity based awards granted by the Companies to the Executive shall become fully vested and immediately exercisable by the Executive's estate subject to their respective terms.

                      7.04   By ANMR For Cause.  Each of the Companies
                             -----------------

            may terminate this Agreement for cause at any time.  For

            purposes of this Section 7.04, the term "cause" shall be

            limited to (i) the willful engaging by the Executive in

            misconduct which is materially injurious to ANMR or AMS or their affiliates, (ii) the conviction of the Executive of a crime involving any financial impropriety or which would

            materially interfere with the Executive's ability to perform his services required under this Agreement or otherwise be materially injurious to ANMR or AMS, (iii) the failure of the

            Executive to have disclosed to ANMR or AMS any prior

            misconduct by the Executive which would adversely affect his position with or status of the Companies, (iv) the failure of the Executive to perform in any material respect any of his material obligations under this Agreement without proper

            justification, which failure is not cured within ten (10)

            days after notice thereof from either of the Companies, or

            (v) the breach by the Executive of any of his representations herein.  In the event this Agreement is terminated pursuant to this Section 7.04, the Executive shall not be entitled to any compensation other than his then current Base Salary or any payments owed by ANMR or AMS which have accrued through his date of termination, subject to the Companies' right of offset based upon acts of the Executive which gave rise to the termination and any other claims which the Companies may then have against the Executive, and all stock options and other equity based awards granted by the Companies to the

            Executive which have not yet vested shall terminate.

                      7.05   By ANMR Not for Cause.  If ANMR terminates
                             ---------------------

            this Agreement other than for cause as defined in

            Section 7.04 hereof prior to the end of the then Term hereof,

            the Executive shall be entitled to (i) the continuation of his then Base Salary for three (3) full years from the date of termination if the termination date is within two (2)

            years of the Commencement Date or for two (2) full years from the date of termination if the termination date is more than two (2) years after the Commencement Date, which payments

            shall be made in monthly installments, (ii) any payments owed by ANMR or AMS which have accrued through his date of

            termination, (iii) any Bonus through the end of the current fiscal year, (iv) the continuation of his participation in the health plan at the expense of ANMR for a period of two

            (2) years subject to termination of such health benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers, and (v)

            all stock options and other equity based awards granted by the Companies to the Executive under a plan of either of the

            Companies shall become fully vested and immediately

            exercisable subject to their respective terms.

                      7.06   By the Executive for Cause.  The Executive
                             --------------------------

            may terminate this Agreement for cause at any time upon

            written notice given to the Companies not more than thirty

            (30) days after the Executive becomes aware of an event which may constitute "cause."  For purposes of this Section 7.06,

            the term "cause" shall be limited to (I) the failure of

            either of the Companies to perform in any material respect any of its material obligations under this Agreement without proper justification, and such failure continues for at least fifteen (15) days after written notice from the Executive to the Companies specifying the nature of the alleged failure,

            (II) a change in title or responsibilities or functions of the Executive, (III) a change in reporting to Jack Nelson,

            the current Chairman and CEO of ANMR or AMS, unless such

            person's employment is terminated by reason of his death,

            disability, voluntary resignation or removal for cause by the respective Boards of Directors, or (IV) the relocation of the

            Executive Offices of the Company to a site more than 30 miles away from the current Executive Offices without the prior

            consent of the Executive.  In the event that the Executive terminates this Agreement pursuant to this Section 7.06, the

            Executive shall then be entitled to a severance payment equal to an amount equal to: (i) three (3) times his then Base

            Salary if the termination date is within two (2) years of the

            Commencement Date or two (2) times his then Base Salary if the termination date is more than two (2) years after the

            Commencement Date, payable within thirty (30) days after the termination of this Agreement by reason of this Section 7.06,

            (ii) any payments owed by ANMR or AMS which have accrued

            through his date of termination, (iii) any Bonus through his date of termination, (iv) the continuation of his

            participation in the health plan at the expense of ANMR for a period of two (2) years subject to termination of such health plan benefits upon the Executive becoming covered by a

            comparable plan offered by a subsequent employer and also

            subject to any changes in such plan as applicable to other executive officers, and (v) all stock options and other

            equity based awards granted to the Executive under a plan of either of the Companies shall become fully vested and

            immediately exercisable subject to their respective terms.

                      7.07  Change in Control of the Company.  If, at
                            --------------------------------

            anytime during the Term hereof, a change in control of ANMR

            (as defined in Section 7.08 hereof) occurs, then within sixty

            (60) days after receipt of written notice of such change in control of ANMR, the Executive may, by written notice to ANMR

            (or its successor), terminate this Agreement.  In the event of said termination, (i) the Executive shall receive a lump sum payment equal to 2.99 times his then current Base Salary,

            payable within thirty (30) days after termination of this

            Agreement, (ii) ANMR (or its successor) shall maintain, at its expense, the health plan coverage of the Executive for a period of twelve (12) months after such termination, subject to termination of such health plan benefits upon the

            Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers and (iii) all stock options and other equity based awards granted to the

            Executive under a plan of either of the Companies shall

            become fully vested and exercisable subject to their

            respective terms; provided, however, if the amount to be paid
                              --------  -------

            or distributed to the Executive pursuant to this Section 7.07

            (taken together with any amounts otherwise to be paid or

            distributed to the Executive by the Companies) (such amounts collectively the "Section 7.07 Payment") would result in the application of an excise tax under Section 4999 of the

            Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar provision thereto, the Section 7.07

            Payment shall not be paid or distributed in the amounts or at the times otherwise required by this Agreement, but shall

            instead be paid or distributed annually, beginning within

            thirty (30) days after the termination date pursuant to

            Section 7.06 hereof and thereafter on each anniversary

            thereof, in the maximum substantially equal amounts and over the minimum number of years that are determined to be

            required to reduce the aggregate present value of Section

            7.07 Payment to an amount that will not cause any Section

            7.07 Payment to be non-deductible under Section 280G of the

            Code.  For purposes of this Section 7.07, present value shall be determined in accordance with Section 280G(d)(4) of the

            Code.  All determinations to be made under the foregoing

            proviso to this Section 7.07 shall be made by the accounting firm which served as the Company's independent public

            accountant immediately prior to the change of control (the

            "Accounting Firm"), which firm shall provide its

            determinations and any supporting calculations both to the

            Company and the Executive within twenty (20) days of the

            termination date.  Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

                      7.08    Change of Control, Defined.  "Change of
                              --------------------------

            control of ANMR" shall be deemed to have occurred if:

                      (a) any "person" or "group" (as "person" and

            "group" are defined in Sections 13(d) and 14(d) of the

            Securities Exchange Act of 1934, as amended (the "Exchange

            Act")), other than (i) the Executive or a person controlled by him, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of ANMR, (iii) a person or

            group by reason of a transaction with ANMR approved by the

            ANMR Board of Director as constituted in accordance with

            Subsection (b) below, or (iv) a corporation owned, directly or indirectly, by the stockholders of ANMR in substantially the same proportions, is or becomes the "beneficial owner"

            (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ANMR representing 20% or more of the combined voting power of ANMR's then outstanding

            securities; or

                      (b)  individuals who on the Commencement Date

            constitute members of the Board of Directors, or successors chosen by such individuals, shall cease for any reason to

            constitute a majority of the whole Board of Directors.

                      8.     Assignment.
                             ----------

                      8.01   Assignment and Inurement.  This Agreement
                             ------------------------

            shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and permitted assigns.  ANMR may, without the consent of the

            Executive, assign its rights and obligations under this

            Agreement to any corporation, firm or other business entity,

            subject to the Executive's right to terminate this Agreement pursuant to Section 7.06 hereof.

                      8.02   Separation.  In the event that the Shared
                             ----------

            Services Agreement between AMS and ANMR terminates for any reason and is not replaced by a similar sharing arrangement,

            AMS would cease to have any obligation hereunder from the

            date of the termination of the Shared Services Agreement and the Executive's services shall thereafter be rendered solely at the direction of ANMR, and the Executive's post-employment obligations to AMS under Section 6.02 hereof shall commence upon AMS ceasing to have any further obligation hereunder.

            The termination of AMS's obligations hereunder pursuant to the immediately preceding sentence shall not reduce the

            compensation payable to the Executive under this Agreement.

                      9.     Miscellaneous.
                             -------------

                      9.01   Governing Law.  This Agreement is made under
                             -------------

            and shall be governed by and construed in accordance with the laws of the State of New Jersey.

                      9.02   Prior Agreements.  This Agreement contains
                             ----------------

            the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and

            understandings (written or oral) with respect to such subject matter. The parties hereto have made no agreements,

            representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                      9.03   Withholding Taxes.  The Companies may
                             -----------------

            withhold from any benefits payable under this Agreement all federal, state, city and other taxes as shall be required

            pursuant to any law or governmental regulation or ruling.

                      9.04   Amendments.  No amendment or modification of
                             ----------

            this Agreement shall be deemed effective unless made in

            writing and executed by the parties hereto.  Any written

            waiver shall not be deemed a continuing waiver unless

            specifically stated, shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

                      9.05   Notices.  Any notice, request, demand or
                             -------

            other document to be given hereunder shall be in writing, and shall be delivered personally or sent by registered,

            certified or express mail or facsimile followed by mail as follows:

                      If to ANMR:

                             Advanced NMR Systems, Inc.
                             46 Jonspin Road
                             Wilmington, Massachusetts 01887
                             Attn:  Chairman of the Board
                             (Fax)  (508) 658-3581

                      If to AMS:

                             Advanced Mammography Systems, Inc.
                             46 Jonspin Road
                             Wilmington, Massachusetts 01887
                             Attn:  Chairman of the Board
                             (Fax) (508) 658-3581

                      If to the Executive:

                             Enrique Levy
                             436 Cape May Street
                             Englewood, New Jersey  07631
                             Fax (201) 568-5338


            or to such other address as either party hereto may

            hereinafter duly give to the other parties hereto.

                      9.06   Severability.  To the extent any provision
                             ------------

            of this Agreement shall be invalid of unenforceable, it shall be considered deleted here from and the remainder of such

            provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration of

            geographical extent of, or business activities covered by any provisions of this Agreement be in excess of that which is valid or enforceable under applicable law, then such

            provision shall be construed to cover only that duration,

            extent or activities which may valid and enforceable be

            covered.  The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this

            Agreement be given the construction which renders its

            provisions valid and enforceable to the maximum extent (not exceeding its express term) possible under applicable law.

                      9.07   Counterparts.  This Agreement may be
                             ------------

            executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single

            instrument.

                      IN WITNESS WHEREOF, the parties have executed this

            Agreement as of the day and year set forth above.



                                     ADVANCED NMR SYSTEMS, INC.



                                     By: /s/ Jack Nelson
                                        ------------------------
                                        Jack Nelson, Chairman


                                     ADVANCED MAMMOGRAPHY SYSTEMS, INC.



                                     By: /s/ Jack Nelson
                                        ------------------------
                                        Jack Nelson, Chairman


                                         /s/ Enrique Levy
                                        ------------------------
                                              ENRIQUE LEVY